 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Rx Safes Inc.

(A Development Stage Company)

Henderson, NV

We hereby consent to the inclusion in this Registration Statement on form S-1A of our report dated April 25, 2014 relating to the financial statements of Rx Safes Inc. as of and for the year ended December 31, 2013.

We further consent to being named as “Experts” in accounting and auditing as defined in the report.

/s/ZBS Group LLP

ZBS Group LLP

Plainview, New York

April 28, 2014